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                                                                    EXHIBIT 99.1

                                    SUBLEASE

       THIS AGREEMENT (the "AGREEMENT") made this 11th day of October 2007 to be effective as of June 1, 2007 by and between JOSEPH L. LAMARCA and JERRY E. POLIS having a mailing address c/o Davric Corporation, 980 American Pacific Drive, Suite 111, Henderson, Nevada 89014 (hereinafter collectively referred to as "SUBLESSOR") and ASI CAPITAL CORPORATION, a Nevada corporation, having a mailing address of 9121 West Russell Road, Suite 110, Las Vegas, Nevada 89148 (hereinafter referred to as "SUBLESSEE").

                                   WITNESSETH:

       WHEREAS, pursuant to a Lease dated October 30, 2006 between Beltway One Development Group, LLC, a Nevada limited liability company, as Lessor, and Sublessor, as Lessee, a copy of which lease is attached hereto as Exhibit A and incorporated by reference herein (hereinafter referred to as the "LEASE"); and

       WHEREAS, Sublessee desires to sublease from Sublessor and Sublessor desires to sublease unto Sublessee Suite 110 which contains approximately 3,232 useable square feet and 3,747 rentable square footage (hereinafter referred to as the "SUBLEASED PREMISES"); and,

       NOW, THEREFORE, in consideration of the Subleased Premises and the mutual undertakings, covenants, promises, and agreements of the parties, IT IS AGREED AS FOLLOWS:

       1. Providing all of the terms and conditions contained within this Agreement are fulfilled, Sublessor shall sublease unto Sublessee and Sublessee accepted the sublease of the Subleased Premises as of June 1, 2007 (the "COMMENCEMENT DATE") and ending on the Expiration Date (the "TERM"), subject to the rents, terms, covenants, conditions, and provisions set forth in the Lease.

       2. The Commencement Date is conditioned upon the completion of all of the following conditions: (a) this Agreement is executed by the Sublessor and Sublessee; (b) the Lessor has approved the Sublease in writing in space provided for on the signature page hereto; and (c) all payments due and owing under this Agreement have been delivered by the Sublessee to the Sublessor as of the Commencement Date.

       3. This Agreement shall automatically terminate on the Expiration Date as set forth in the Lease.

       4. Sublessee represents and warrants that it has read the Lease and agrees that: (a) the terms, covenants, promises, and conditions of the Lease are incorporated herein; (b) Sublessee shall comply with and be bound by all of the terms, covenants, promises, and conditions of the Lease; (c) Sublessee shall comply (without delay) with all reasonable requirements of the Lessor's consent to this Sublease; (d) all employee's of the Sublessee will comply with the parking rules and requirements as enacted by both the Sublessor and Lessor; and
(e) Sublessee shall have no right to assign or sublease its rights under this Agreement without the prior written consent of the Sublessor and Lessor, which consent shall be in the sole and absolute discretion of Sublessor.


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       5. Sublessor shall duly observe and perform those obligations imposed upon the Lessee under the Lease to the extent that such obligations are not provided in this Sublease to be observed or performed by Sublessee, except with respect to any failure in such observance or performance which results from any default by Sublessee.

       6. Sublessor warrants and represents to Sublessee that on the Commencement Date: (a) the Lease is valid and existing, there are no existing defaults on the part of the Lessor or the Lessee with respect thereto, and the Lessor does not hold any claim against the Lessee; and (b) there are and will be no contracts for services or otherwise on account of maintenance or repairs which expressly or impliedly are or will be binding upon Sublessee or upon the Subleased Premises.

       7. In consideration for this Sublease, Sublessee shall pay Sublessor all of the actual costs and expenses for the Subleased Premises in accordance with the Lease, including monthly rent and all related common area and other expenses arising thereunder (collectively, the "MONTHLY RENT PAYMENT"). The estimated Monthly Rent Payment for Calendar 2007 is $7,869.00 per month with the understanding that this amount is subject to adjustment in accordance with the Lease. Sublessor delivered its first Monthly Rent Payment on June 1, 2007 and continues to make all such rent payments on the first day of each successive month (as adjusted pursuant to the Lease) until the termination of this Agreement. Sublessor shall deliver to Sublessee an update payment schedule in accordance with all scheduled increases and additional monies due and owing pursuant to the Lease for each subsequent calendar year.

       8. Sublessor notified Lessor to directly pay to Sublessee that entire portion of the Lessee Improvement Allowance, as set forth in Paragraph 52 of the Addendum to the Lease, which relates to the Subleased Premises and additional space covered by lease (namely Suite 113) at the agreed upon reimbursement rate of $32 per useable square foot for a total of $136,224. Of the total amount received by Sublessee, $103,424 shall be retained by Sublessee to cover a portion of the costs that it paid in order to build-out and improve the Subleased Premises. The remaining $32,800 shall be paid to such party as the Sublessor directs with the express conditions that such monies are required to complete the improvements to Suite 113, which Suite is also covered by the Lease. It is agreed and understood that Sublessee in no way assumes any obligation or requirement to build-out or complete the improvements for Suite 113, but that Sublessor assumes all obligations remaining thereto.

       9. Any notices shall be in writing and shall be sent by registered or certified mail, return receipt requested, addressed to the parties at the addresses indicated above or such other address as such party has been advised of in writing.

       10. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the Subleased Premises, and there are no other terms, covenants, obligations, or representations, oral or written, of any kind whatsoever. Each party represents and warrants that it has caused or incurred no claims for brokerage commissions or finder's fees in connection with the execution of this Agreement and each party shall indemnify and hold the other harmless against and from all liabilities arising from any claims caused or incurred by it including, without limitation, the cost of attorneys' fees in connection with any claims for brokerage commissions or finder's fees.

       11. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, their respective heirs, executors, administrators, successors, and assigns, and may not be revoked or amended, except by instrument, in writing, subscribed by the party sought to be charged therewith.

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       12. This Agreement shall be interpreted and governed by the laws of the
State of Nevada. The parties hereto agree that all actions or proceedings arising in connection with this Agreement shall be initiated and tried exclusively in the state courts located in Clark County, Nevada.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date, month, and year first above written.

SUBLESSOR:                              SUBLESSEE:

                                        ASI CAPITAL CORPORATION
                                        a Nevada corporation
/s/ JOSEPH L. LAMARCA
---------------------
JOSEPH L. LAMARCA



/s/ JERRY E. POLIS                      By: /s/ ERIC M. POLIS
------------------------------------        --------------------------------
JERRY E. POLIS                              Its: Secretary/Treasurer



AGREED AND APPROVED
this 29th day of October 2007

Beltway One Development Group LLC,
a Nevada limited liability company

     By: Beltway One Management Group,
         LLC, a Nevada limited liability
         company, Manager



         /s/ TODD A. NIGRO, MANAGER
         --------------------------
         Todd A. Nigro, Manager




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